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                                                                Exhibit (3) (iv)


September 17, 2003

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through New England Variable Life Separate Account (File No. 33-19540).

                                             Very truly yours,

                                             /s/ Anne M. Goggin

                                             Anne M. Goggin
                                             Senior Vice President and
                                             General Counsel